                                                                   Exhibit 10.75

                                LICENSE AGREEMENT
                                -----------------

         This Agreement, effective as of the 12th day of March, 2000 (hereinafter "EFFECTIVE DATE") by and between The Med-Design Corporation, a corporation of the State of California, having an address at 2810 Bunsen Avenue, Ventura, California 93003 (hereinafter referred to as "LICENSOR") and Becton, Dickinson and Company, a corporation of the State of New Jersey, having a place of business at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880 (hereinafter referred to as "BD").

                                   WITNESSETH:
                                   -----------

         WHEREAS, LICENSOR represents and warrants that it is the sole and exclusive owner of the entire right, title and interest in and to certain inventions relating to retracting needle hypodermic syringes as described and claimed in patents and patent applications including, U.S. Patent Nos. 4,994,034 to Botich and 5,188,599 to Botich and U.S. patent application, Serial No. 60/169,430 filed December 7, 1999, entitled "Medical Device with Safety Needle" and other patents or patent applications listed in Attachment A appended to and made part of this Agreement;

         WHEREAS, LICENSOR represents and warrants that it has a licensable interest in U.S. Patent No. 4,838,869 to Allard, and U.S. Patent No. 4,927,414 to Kulli.

         WHEREAS, LICENSOR represents and warrants that it has the right to grant the license as set forth in this Agreement and is able to enter into this Agreement and become bound by the terms hereof;

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         WHEREAS, BD desires to obtain from LICENSOR an exclusive license under all retracting needle hypodermic syringe patent rights and know-how owned by LICENSOR or in which LICENSOR has a licensable interest, including but not limited to the patents and patent applications listed in APPENDIX A, and LICENSOR is willing to grant such a license to BD under the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS
                             -----------------------

         1. "AFFILIATE(S)" as used herein shall mean an entity which directly or indirectly, through one or more intermediaries, controls BD, is controlled by BD, or is under the common control of BD.

         2. As used herein, "BD" shall include Becton, Dickinson and Company and its subsidiaries and AFFILIATES.

         3. "FIELD" as used herein shall mean hypodermic syringes and retracting or needle covering assemblies connectable to or as part of a hypodermic syringe, specifically including all sizes of and uses for a syringe including insulin and tuberculin syringes and all other syringes not otherwise herein excluded, but excluding a syringe with a separable fluid container such as a vial, cartridge or ampoule and further excluding devices used for arterial blood sampling, blood donor needles, AV fistula needles, spinal/epidural needles, and guide wire introducers.

         4. "RETRACTING HYPODERMIC SYRINGE" as used herein shall mean spring-based retracting hypodermic devices for use with or as a part of a hypodermic syringe.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         5. "KNOW-HOW" as used herein shall mean technical data, designs, plans, specifications, methods, processes, systems, clinical data and other information or documentation, whether patentable or not, relating to RETRACTING HYPODERMIC SYRINGES, their manufacture or use and known, owned or controlled by LICENSOR, or to which LICENSOR has a licensable interest during the life of this Agreement.

         6. "LICENSED PATENT RIGHTS" as used herein shall mean those United States and foreign patents and/or patent applications listed in Appendix A of this Agreement, any continuations, continuations-in-part, divisions, extensions, substitutions, reissues or re-examinations thereof; and any subsequently filed patent applications, and any patents issuing therefrom owned by or assigned to LICENSOR, or in which LICENSOR has a licensable interest, which claim products in the FIELD.

         7. "VALID CLAIM" as used herein shall mean a claim of an issued or granted patent within LICENSED PATENT RIGHTS so long as such claim shall not have been disclaimed by LICENSOR, or shall not have been held invalid by a court of competent jurisdiction in an unappealed or unappealable final decision.

         8. "PATENTED PRODUCTS" as used herein shall mean any product whose manufacture, use, importation, offer for sale or sale by BD or purchased by or from BD would, but for this License Agreement, in a jurisdiction where a VALID CLAIM exists, infringe such a VALID CLAIM.

         9. "UNPATENTED RETRACTING HYPODERMIC PRODUCT(S)" as used herein shall mean any RETRACTING HYPODERMIC SYRINGE (excluding needle covering assemblies) in the FIELD which is not a PATENTED PRODUCT. Accordingly, a RETRACTING HYPODERMIC SYRINGE that falls within the definition of a PATENTED PRODUCT, when made or sold in a country where a VALID CLAIM exists, will be considered an UNPATENTED RETRACTING HYPODERMIC PRODUCT when it is both made and sold in countries where no VALID CLAIM exists.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         10. "PRODUCT(S)" as used herein shall mean PATENTED PRODUCTS and/or UNPATENTED RETRACTING HYPODERMIC PRODUCT(S).

         11. "NET SALES" as used herein shall, unless otherwise provided, mean the price at which PRODUCTS are sold by BD or a party sublicensed by BD, to a purchaser other than BD, either individually or as part of a kit, less returns, allowances or credits, rebates, excise, sale, use or value-added taxes, delivery charges billed on the invoice to the purchaser, cash and trade discounts allowed, import duty and commissions to agents. Rebates and allowances as used herein shall not include costs of goods sold or marketing expenses and shall be those exclusively attributable to the PRODUCTS.

         12. "IMPROVEMENT" as used herein shall mean any modification of a PRODUCT for use in the FIELD.

                               ARTICLE II - GRANT
                               ------------------

         1. Subject to the terms and conditions of this Agreement, LICENSOR hereby grants to BD, an exclusive world-wide right and license under the LICENSED PATENT RIGHTS to make, have made, use, import, offer to sell and sell PATENTED PRODUCTS in the FIELD together with the right to grant sublicenses. LICENSOR also grants to BD an exclusive world-wide right and license under the KNOW-HOW to make, have made, use, import, offer to sell and sell PRODUCTS in the FIELD.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         2. All IMPROVEMENTS, conceived, developed or acquired by LICENSOR during the term of this Agreement shall automatically become part of the rights granted to BD under Paragraph 1 of this Article and shall be promptly disclosed to BD.

                             ARTICLE III - PAYMENTS
                             ----------------------

         1. BD shall pay LICENSOR a non-refundable, up front payment of Four Million United States Dollars (U.S. $4,000,000) consisting of Two and One-Half Million United States Dollars (U.S. $2,500,000) payable within ten (10) days after the execution of this Agreement and One and One-Half Million United States Dollars (U.S. $1,500,000) by application of the monies already paid to LICENSOR through the "Addendum to License Agreement" of December 11, 1999 between LICENSOR and BD.

         2. In addition to the payment recited in Paragraph 1 of this Article:

            (A) BD shall pay to LICENSOR, while this Agreement is in effect, an earned royalty of [**] of NET SALES of PATENTED PRODUCTS sold in the United States and Canada and an earned royalty of [**] of NET SALES of PATENTED PRODUCTS sold in countries outside the United States and Canada. If a product is made or sold in a jurisdiction where a VALID CLAIM exists so that the manufacture or sale would infringe such VALID CLAIM, but for this License Agreement, then the product is a PATENTED PRODUCT for purposes of determining the amount of royalty payment due hereunder.

            (B) BD shall pay to LICENSOR a royalty of [**] of NET SALES of UNPATENTED RETRACTING HYPODERMIC PRODUCTS, whether empty of filled, which are sold in any country prior to February 29, 2008. Such payment is in lieu of any minimum royalties.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            (C) If BD is not selling PATENTED PRODUCTS on February 29, 2008, BD will have the sole option to continue to pay a [**] royalty on UNPATENTED RETRACTING HYPODERMIC PRODUCTS or to cease paying such [**] royalty by giving notice to LICENSOR, as provided in this paragraph. At any time beginning December 1, 2007, BD may give notice to LICENSOR that it will cease paying such [**] royalty. At the time of such notice, if BD is not selling PATENTED PRODUCTS in any country(s), LICENSOR may convert the license granted herein under LICENSED PATENT RIGHTS to non-exclusive in such country(s) with BD having no right thereafter to grant sublicenses. Such notice of ceasing to pay such [**] royalty shall be given ninety (90) days in advance of BD ceasing to pay such [**] royalty.

         3. BD will make a good faith determination as to whether a product in the FIELD it sells is a PATENTED PRODUCT, including obtaining an opinion of a competent patent counsel, and will notify LICENSOR of such determination. Such notification shall not be deemed to waive any privilege that might cover the opinion or opinions that are obtained by BD to make its determination. Such determination and notification by BD shall also not be deemed to waive LICENSOR's right to dispute resolution as provided in Article VIII hereof in the event of a dispute as to whether such product is a PATENTED PRODUCT; provided however, LICENSOR must institute dispute resolution contesting such determination within one (1) year from receipt of such notification from BD or the commercial release of a PRODUCT whichever is later. Should LICENSOR obtain additional patent(s) in the FIELD which become the subject of the license granted to BD herein, BD will make a good faith determination as to whether products in the FIELD it is selling at the time such patent(s) is issued is a PATENTED PRODUCT under such additional patent(s) and will notify LICENSOR as described above. LICENSOR must institute dispute resolution contesting such determination within one (1) year from receipt of such notification from BD.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         4. In situations where a PRODUCT is sold by BD in combination with other products not licensed hereunder, such as a kit or package or as part of a prefilled syringe, the NET SALES on which the royalty rate is applied, shall be calculated by applying to the NET SALES of the kit or package or prefilled syringe, a fractional multiplier having as its denominator [**] and as its numerator [**], if the PRODUCT is sold separately in an arms length transaction in substantially the same quantity at generally the same time as the transaction to which this subparagraph relates. If the PRODUCT is not sold separately in such a transaction, the NET SALES on which the royalty rate is applied shall be calculated by applying to the NET SALES of the kit or package or prefilled syringe, a fractional multiplier having as its denominator [**] and as its numerator [**]. It is understood that in no event shall the NET SALES figure for the PRODUCT in a kit or package or multiple product contract be less than the selling price of the PRODUCT, if the PRODUCT is sold separately in an arm's length transaction in substantially the same quantity at generally the same time.

         5. Royalties are payable by BD under Paragraph 2(A) based solely on PATENTED PRODUCTS being made, used and/or sold by BD, on a country-by-country basis, until the LICENSED PATENT RIGHTS on a country-by-country basis expire.

         6. At the latest, at the expiration of the last to expire of the LICENSED PATENT RIGHTS or as otherwise provided in this Agreement, provided BD is not in breach of this AGREEMENT, BD shall have a completely paid-up, royalty-free right and license to subsequently make, have made, use, import, offer to sell, and sell products that were previously PATENTED PRODUCT throughout the world and shall have no further obligations to LICENSOR.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         7. BD presently intends to release a RETRACTING HYPODERMIC SYRINGE during the year 2001. If BD does not release for commercial distribution a RETRACTING HYPODERMIC SYRINGE by June 30, 2002, LICENSOR shall have the right to give notice to BD that the right and license granted herein is converted to a non-exclusive license, provided however LICENSOR agrees that it will not exercise such right as long as BD is proceeding diligently toward releasing a RETRACTING HYPODERMIC SYRINGE for commercial distribution.

         8. If after June 30, 2002, BD exits the market for RETRACTING HYPODERMIC SYRINGES so that BD's sales of PRODUCTS in 2004 and each subsequent year of this Agreement generate royalties to LICENSOR less than [**] annually, BD will have the right to pay the difference to LICENSOR so that the LICENSOR receives [**] each year. If BD does not pay this difference in any of these years, LICENSOR will have the right to convert the license granted herein to a non-exclusive license with no right thereafter to grant sublicenses.

         9. Payments by BD to LICENSOR under this Agreement are considered to be complete satisfaction of any duty imposed upon BD to commercially exploit the PRODUCTS and are accepted by LICENSOR in lieu of any best efforts, reasonable efforts or other performance obligations on the part of BD.

         10. Nothing herein contained shall in any way limit BD's free and exclusive right to determine in its sole discretion the timing or manner of marketing, manufacturing or advertising the PRODUCT or prevent BD from making, using or selling or causing to be made, have made, used or sold any place in the world product competitive in nature to PRODUCTS.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                 ARTICLE IV - PATENT PROSECUTION AND MAINTENANCE
                 -----------------------------------------------
                            AND GOVERNMENT CLEARANCES
                            -------------------------

         1. In LICENSOR'S sole discretion, LICENSOR shall be responsible for filing and prosecuting patent applications and shall carry the expense of prosecuting and maintaining all patents granted and patent applications under LICENSED PATENT RIGHTS. LICENSOR shall keep BD informed with alacrity of the filing and progress of material aspects of the prosecution of all such applications and of the issuance of patents, and may consult with BD concerning any decisions which would affect the scope of any issued claims and other prosecutorial details, including the potential abandonment of any application. LICENSOR shall notify BD of any additions, deletions or changes in the status of patents and/or applications listed in Appendix A.

         2. LICENSOR may, at its sole discretion, elect to abandon any application or patent, and will give BD written notice thereof. If BD requests, LICENSOR will assign such application or patent to BD, provided BD shall pay to LICENSOR a mutually agreed upon fee for such application or patent. Upon assignment to BD, such application or patent shall no longer be subject to the terms of this Agreement.

         3. All patent applications filed under LICENSED PATENT RIGHTS and all patents granted thereon shall be owned by LICENSOR, subject to the license granted to BD set forth herein.

         4. It is understood and agreed that enhancements, modifications or improvements to PRODUCT(S) may be made by BD during the term of this License Agreement, and that all rights, title and interest to any of the aforesaid including any patents issued remain the sole and exclusive property of BD.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         5. BD shall, at its own expense, obtain all necessary clearances from governmental agencies to market PRODUCT(S). LICENSOR agrees to cooperate with BD and assist in all reasonable ways in obtaining any such clearances, but at BD's expense.

                              ARTICLE V - KNOW-HOW
                              --------------------

         1. LICENSOR shall disclose KNOW-HOW to BD and such KNOW-HOW shall be furnished by LICENSOR to BD on LICENSOR's own volition and/or upon request by BD to the extent that BD requires same to make, have made, use, offer to sell and sell the PRODUCT(S).

             ARTICLE VI - ADDITIONAL REPRESENTATiONS AND WARRANTIES
             ------------------------------------------------------

         1. LICENSOR represents and warrants that there are Retracting Hypodermic Syringes for which LICENSOR knows of no patent or patent application owned by a third party that would be infringed by the making, using, offering for sale, sale or importing of such Retracting Hypodermic Syringes under PATENTED PRODUCTS in the FIELD.

         2. LICENSOR represents and warrants that it has not received any notice, whether written or oral, that any PATENTED PRODUCTS in the FIELD infringe any patents or patent applications of a third party.

         3. LICENSOR represents and warrants that it is under no obligation to any third party that would interfere with its representations or obligations under this Agreement.

         4. LICENSOR represents and warrants that there are no encumbrances, liens or security interests involving LICENSED PATENT RIGHTS.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         5. LICENSOR represents and warrants that all approvals needed by it to enter this Agreement have been obtained.

         6. LICENSOR represents and warrants that, to the extent it has licensable rights in U.S. Patent No. 4,900,307 to Kulli, it will not practice under or license any such rights to a third party in the FIELD while the license hereunder is exclusive.

         7. BD represents and warrants that it is able to enter into this Agreement and become bound by the terms hereof.

         8. BD represents and warrants that all approvals needed by it to enter this Agreement have been obtained.

                   ARTICLE VII - BOOKS OF ACCOUNT AND REPORTS
                   ------------------------------------------

         1. BD agrees to keep complete and accurate records of its sales of the PRODUCT(S) sold and all data necessary for the computation of payments to be made to LICENSOR hereunder. However, BD shall have no duty of trust or other fiduciary relationship with LICENSOR regarding the maintenance of the books of account or the calculation and reporting of royalties.

         2. Payments under ARTICLE III, when due, shall be made on or before the last business day of June, September, December and March of each year for the PRODUCT(S) sold by BD during the preceding quarterly periods ending on the last day of March, June, September and December, respectively. Such payments to LICENSOR shall be accompanied by a statement showing the total NET SALES of the PRODUCT(S) sold by BD, and such other particulars as are necessary for an accurate accounting of the payments made pursuant to this Agreement. Payment of the amount due shall accompany such statement, which shall be deemed to be true and correct unless objected to and audited in accordance with Paragraph 4 of this ARTICLE.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         3. (A) To the extent sales requiring a royalty payment may have been made by BD in a country other than the United States, such royalty payments shall be made by BD in United States dollars on the basis of conversion, from the currency of such other country, at the rate of exchange recited in the report entitled "Rates of Exchange" issued monthly by BD's International Finance Department which provides spot exchange rates for each country where sales were made, on the last business day of the calendar quarter in which the sales occurred, and shall be paid at the time and in the manner set forth above, provided however, that royalties based on sales in any country shall be payable to LICENSOR only after deducting for exchange and all other charges due to other governments due to royalties, including withholding taxes due to royalties, resulting in foreign tax credits to LICENSOR, arising from the origin and transmittal of such royalties. BD agrees to accompany the statements to LICENSOR under paragraph 2 with copies of the "Rates of Exchange" reports used in calculating exchange rates for royalties in regard to countries outside the United States.

            (B) The foregoing is subject to the right of BD to make payment of royalties in any country where withdrawal of the currency from the country is blocked and where legal conversion of the currency billed cannot be made into United States dollars, whereupon BD shall make the payment by depositing such royalty payments in LICENSOR's name in a bank designated by LICENSOR within such country.

         4. LICENSOR, at its own expense, shall have the right for a period of three (3) years after receiving any report from BD to nominate an independent

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

Certified Public Accountant, acceptable to BD, which acceptance shall not be unreasonably withheld, who shall have access to BD's records during reasonable business hours for the purpose of verifying the payments made under this Agreement, but this right may not be exercised more than once in any calendar year and the Accountant shall disclose to LICENSOR information limited only to the accuracy of the royalty statements and the payments made in accordance with the statements under paragraph (2) of this Article, provided however, that if payments made by BD on the basis of BD's statements are found to be in error by more than a negative five percent (5%), or fifty thousand dollars ($50,000), whichever is greater, BD shall bear the cost of the audit. The failure of LICENSOR to request verification of any payment report during said three (3) year period shall be considered acceptance of the accuracy of such report, except if fraudulent reporting is found, then LICENSOR may go back beyond the three (3) year period to verify all payments under the AGREEMENT, however BD shall have no obligations to maintain any records pertaining to such report beyond said three (3) year period.

                        ARTICLE VIII - DISPUTE RESOLUTION
                        ---------------------------------

         1. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement including, without limitation, whether any product of BD should be deemed a PATENTED LICENSED PRODUCT hereunder or questions relating to breach of this Agreement, promptly by negotiations between executives who have authority to settle such dispute. Any party may give the other party written notice of any dispute ("Notice of Dispute") hereunder not resolved in the normal course of business. Within twenty (20) days following delivery of such notice, executives of both parties shall discuss by telephone or meet at a mutually acceptable time and place, and thereafter as often as they

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

reasonably deem necessary, to exchange relevant information and to attempt to resolve such dispute. If the matter has not been resolved within thirty (30) days following the Notice of Dispute, and subject to the provisions of Paragraph 3 below, either party may initiate non-binding mediation of the dispute or claim under the then-current Center for Public Resources Procedure for Mediation of Business Disputes. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for the purposes of applicable rules of evidence.

         2. If a negotiator intends to be accompanied at a telephone conference or a meeting by their attorney(s), the other negotiator shall be given at least three (3) business days' notice of such intention and may also be accompanied by their attorney(s).

         3. In the event the parties are unable to resolve any dispute by negotiations and/or mediation as set forth in Paragraph 1, within sixty (60) days of the Notice of Dispute, then such dispute shall be submitted to binding arbitration before a single arbitrator agreeable to both parties or, if no arbitrator is agreeable to both parties, each party will select an arbitrator, who is not employed by or a consultant to either party, and the two selected arbitrators will select a third arbitrator, who is not employed by or a consultant to either party. The arbitration shall be held in accordance with the Patent Arbitration Rules of the Center of Public Resources then in effect, or before any other tribunal acceptable to the parties such as the National Patent Board constituted to resolve disputes between parties involving intellectual property matters. Any arbitration or dispute resolution procedure shall be presented in New York, New York. Arbitration regarding whether BD's products infringe a claim of a LICENSED PATENT RIGHT or whether a LICENSED PATENT CLAIM is invalid shall be conducted before an arbitrator(s) experienced in patent law for determination as to infringement and validity. The presumption of validity

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

will apply in any arbitration. If the arbitrator(s) find that bringing the arbitration by LICENSOR was not reasonably justified, LICENSOR will pay BD its reasonable costs including reasonable attorneys' fees expended in the arbitration. The arbitrator(s) shall make a decision as to the dispute which shall set forth findings of fact and conclusions of law and such decision shall be binding as between the parties, shall be final and unappealable, and shall be binding between the parties in any subsequent action. Any decision by an arbitrator(s) shall not be binding with respect to any third party in any subsequent court action. It is further understood that any decision by an arbitrator(s) shall not be interpreted as an admission against interest of any party hereto and shall not be admissible as evidence in any subsequent court action with a third party. The arbitrator(s) is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved under this paragraph.

         4. With respect to arbitrated disputes relating to the question of whether a product is a PATENTED PRODUCT within the terms of this Agreement, if the arbitrator(s)'s determination is that the product is a PATENTED PRODUCT within the terms of this Agreement, royalties shall be payable by BD in accordance with the royalty provisions set forth herein, effective as of the date BD commenced making, using, having made or selling such PATENTED PRODUCT. BD shall be entitled to an offset of any royalty it paid on such PATENTED PRODUCT under paragraph 2(B) of Article III hereof. Each party shall bear its costs of mediation and arbitration, subject to the foregoing provisions.

         5. Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         6. No party shall institute any court proceedings regarding any dispute arising out of or relating to this Agreement, including, without limitation, proceedings related to a request for equitable relief of any kind, it being understood that the dispute resolution of this Article is the sole remedy, unless otherwise provided elsewhere in this Agreement, for resolving disputes between the parties. Notwithstanding the foregoing, the parties may initiate court proceedings related to the enforcement of any arbitration award between the parties.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                         ARTICLE IX - PATENT LITIGATION
                         -------------------------------

         1. (A) In the event any party hereto receives notice of alleged infringement of any LICENSED PATENT RIGHTS in the FIELD, it shall promptly notify the other party in writing of such infringement. While BD is an exclusive licensee and paying royalties under paragraph 2(A) of Article III, it shall have the right, but not the obligation, to bring suit and to control the conduct thereof against the alleged infringer, and to join LICENSOR as a party to such suit, in which event BD shall hold LICENSOR free, clear and harmless from any and all costs and expenses of such litigation, including attorneys' fees. In the event BD exercises the right to bring suit herein conferred, it shall have the right to first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including attorneys' fees, and if after such reimbursement, any recovery shall remain, twenty-five percent (25%) thereof shall be paid to LICENSOR. It is understood that, if BD brings suit against an infringer as provided herein, and the assistance of LICENSOR'S employees is required or LICENSOR'S employees are deposed therein, then BD shall compensate LICENSOR for the reasonable time and expenses of LICENSOR'S employees except for the actual time such employees are being deposed as a fact witness, and payment shall be made by BD promptly after invoiced.

            (B) If BD does not bring suit against said infringer, as herein provided, within one hundred twenty (120) days after receipt of such notice, LICENSOR shall have the right, but shall not be obligated, to bring suit for such alleged infringement, and to join BD as a party to such suit only if a court of competent jurisdiction determines BD is an indispensable party to such suit, in which event LICENSOR shall hold BD free, clear and harmless from any

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

and all costs and expenses of such litigation, including attorneys' fees. It is understood that, if LICENSOR brings suit against an infringer as provided herein, and the assistance of BD's employees is required or BD's employees are deposed therein, then LICENSOR shall compensate BD for the reasonable time and expenses of BD's' employees, except for actual time such employees are being deposed as a fact witness, and payment shall be made by LICENSOR promptly after invoiced. In the event LICENSOR exercises the right to bring suit for such alleged infringement, any sums recovered in any suit or settlement shall belong to LICENSOR. However, after first deducting all costs and expenses of every kind and character, including attorneys' fees and if after such reimbursement of Licensor any recovery remains, twenty-five percent (25%) of any such remaining recovery received by LICENSOR shall be considered as royalty payments as though paid by BD and shall be credited to BD against earned royalties payable by BD on PATENTED PRODUCTS.

            (C) Any VALID CLAIM held to be invalid or unenforceable by a court of competent jurisdiction shall be considered canceled from the LICENSED PATENT RIGHTS effective as of the date BD or the third party receives a final judgment in such legal action, which is unappealed or unappealable.

            (D) Each party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted by the other party for infringement, under the terms hereof. Either party has the right, within ninety (90) days of the filing of the original complaint, to join in, but not control, any such infringement suit brought by the other party and shall share equally in the cost and expenses of such litigation, including attorneys' fees, and any sums recovered.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         2. (A) If BD is sued by a third party in any country charging infringement of a patent based on a PATENTED PRODUCT, wherein such claim of infringement is based on a feature or features owned by LICENSOR under the LICENSED PATENT RIGHTS, and on such feature(s) BD is paying royalties to LICENSOR under paragraph 2(A) of Article III, BD shall promptly notify LICENSOR.

            (B) In the event of (i) a final adjudication in any such suit enjoining BD from making, using, or selling PATENTED PRODUCTS based solely on features which make such products PATENTED PRODUCTS or holding BD liable for damages based on such features or (ii) a settlement of such suit requiring payment of damages by BD relative to such features in such country, an amount shall be deducted by BD from future royalties sufficient to reimburse itself for one-half its damages and legal expenses incurred and paid by BD in such suit, but in no event shall BD's royalty payments to LICENSOR be reduced below a [**] royalty payable on such PATENTED PRODUCT in any country.

         3. While this Agreement is in effect, should BD find it necessary, or an exercise of reasonable business prudence, to obtain a license under any patent rights from a third party in a particular country in order to render marketable the PATENTED PRODUCT, because the PATENTED PRODUCT contains a feature or feature under the LICENSED PATENT RIGHTS that is also covered by the patent rights of the third party, it shall notify LICENSOR of such decision. If such a third party license is obtained by BD, or as a result of a settlement entered into with respect to patent rights dominant to the rights herein granted, BD is required to pay and does pay royalties to such third party in respect of BD's sales of such PATENTED PRODUCT in the particular country, the applicable royalties payable to LICENSOR under paragraph 2(A) of Article 3, with respect to the particular country, pursuant to this AGREEMENT may be reduced by BD by such payments, but in no event shall BD's royalty payments to LICENSOR be reduced below a [**] royalty payable on such PATENTED PRODUCT in such country.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                            ARTICLE X - SUBLICENSING
                            ------------------------

         1. Sublicensing under this Agreement shall be the responsibility of BD. Sublicenses granted under LICENSED PATENT RIGHTS by BD shall be non-exclusive licenses.

         2. The granting by BD of sublicenses of any PRODUCTS as defined herein shall be in the discretion of BD and BD shall have the sole and exclusive power to determine whether or not to grant sublicenses, the identity of the sublicenses, royalty rates and terms and conditions of sublicenses. With respect to any sublicenses granted by BD, BD shall be responsible for collecting royalties and BD shall pay to LICENSOR royalties based on paragraphs 2(A) and 2(B) of Article III on the NET SALES of PRODUCTS of the sublicensee or as otherwise agreed by LICENSOR. BD shall account to LICENSOR for such payments by statements and payments as provided in paragraphs 1 and 2 of Article VII. The granting by BD of licenses for any UNPATENTED RETRACTING HYPODERMIC PRODUCTS, as defined in this Agreement, shall entitle LICENSOR to payments pursuant to paragraph 2(B) of Article III of this Agreement or as otherwise agreed by LICENSOR.

                      ARTICLE XI - DURATION AND TERMINATION
                      -------------------------------------

         1. Unless sooner terminated as provided herein, this Agreement shall continue in effect until the expiration of the last to expire of the LICENSED PATENT RIGHTS having a VALID CLAIM.

         2.       This Agreement may be sooner terminated as follows:

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            (A) By LICENSOR effective immediately on notice to BD if BD: (i) files a petition under the Federal Bankruptcy Code, or (ii) makes an assignment for the benefit of creditors or has a receiver appointed for it, or otherwise takes advantage of laws designed for the relief of debtors, all to the extent permitted by the Intellectual Property Bankruptcy Protection Act (1988).

            (B) Should a party hereto fail to perform any material covenant of this Agreement, the sale and exclusive remedy of the non-defaulting party shall be the dispute resolution provisions of Article VIII.

         3. If BD becomes a non-exclusive licensee hereunder or BD ceases paying royalties under paragraph 2(B) of Article III hereof, then BD shall and hereby does grant a non-exclusive, royalty-free license to LICENSOR under U.S. Patent No. 4,900,307 for the life of the patent in the FIELD.

                           ARTICLE XII - MISCELLANEOUS
                           ---------------------------

         1. Any notice or other communication required or permitted by this Agreement shall be deemed to have been validly delivered on the date mailed if the same shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or faxed with confirmation, addressed as follows:

          To LICENSOR:                      Med-Design Corporation
                                            2810 Bunsen Avenue
                                            Ventura, California 93003
                                            Attention: _______________
                                            Tel No.: ________________
                                            Fax No.:_________________

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          With copy to:                     Roger W. Herrell, Esq.
                                            Dann, Dorfman, Herrell and Skillman
                                            Suite 720
                                            1601 Market Street
                                            Philadelphia, PA 19103-2307
                                            Tel. No.: (215) 563-4100
                                            Fax No.: (215) 563-4044

          To BD: Becton, Dickinson and Company Becton Dickinson Medical Systems 1 Becton Drive
                                            Franklin Lakes, NJ 07417-1880
                                            Attention: President
                                            Tel. No.: (201) _______
                                            Fax No.: (201) 847-

          With copy to:                     Becton, Dickinson and Company
                                            1 Becton Drive
                                            Franklin Lakes, NJ 07417-1880
                                            Attention: Chief Intellectual
                                             Property Counsel
                                            Tel. No.: (201) 847-7116
                                            Fax No.: (201) 848-9228

         2. This Agreement shall not be assigned or transferable by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         3. This Agreement shall be binding upon and inure to the benefit of the successor and assigns of BD to which this Agreement relates and shall be binding upon and inure to the benefit of the successors and assigns of the LICENSOR to which this Agreement relates.

         4. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers or principal and agent or create any entity or association, and neither party shall have the power to obligate or bind the other in any manner whatsoever.

         5. LICENSOR shall not use the name of BD or any adaptation thereof in any advertising, promotion, sales literature or packaging in a manner which would constitute an expressed or implied endorsement for any commercial product without the prior written consent of BD.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         6. Nothing herein contained shall be construed to grant to LICENSOR any license or rights in any of BD's intellectual property including, but not limited to, BD's know-how, trade secrets, and patents which are assigned and/or licensed to BD except as provided in this Agreement with respect to U.S. Patent No. 4,900,307.

         7. The field of the license granted by BD to LICENSOR in Appendix H of the License Agreement of December 11, 1998 shall not include the FIELD of this Agreement, except if this Agreement is terminated or BD becomes a non-exclusive licensee hereunder.

         8. Neither BD nor LICENSOR shall be responsible for and the terms of this Agreement shall be inapplicable to any default or delays which are due to cause beyond BD's or LICENSOR's control, including but without limitation, acts of God or of the public enemy, acts or any order of a government, fires, floods, or other natural disasters, embargoes, accidents, explosions, strikes, or other labor disturbances (regardless of the reasonableness of the demands of labor), shortages of fuel, power or raw materials, inability to obtain or delays of transportation facilities, incidents of war, or other events causing the inability of BD or LICENSOR, acting in good faith with due diligence, to perform its obligations under this Agreement.

         9. BD makes no warranty and will accept no liability for any expenses or damages of whatever kind or nature, including consequential damages, incurred by LICENSOR as a result of this Agreement, except as otherwise provided herein.

         10. This Agreement constitutes the entire Agreement between the parties hereto with respect to its subject matter, and no modification of this AGREEMENT shall be effective unless it is in writing and is signed by a duly authorized representative of each party. There are no understandings, representations or warranties, except as herein expressly set forth, provided however Paragraphs 8 and 11 of the Binding Term Letter of March 12, 2000 remain in effect.

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         11. The failure or delay of a party hereto to enforce any of its rights under this Agreement shall not be deemed to be a continuing waiver or a modification by such party of any of its rights under this Agreement.

         12. Neither BD nor LICENSOR shall disclose the terms of this Agreement as it relates to specific royalty rates or make any public announcement relating to this Agreement without the consent of the other, which shall not be unreasonably withheld, unless required by law. However, BD will cooperate with LICENSOR on request by providing information, including launch dates for all PRODUCTS under this Agreement and the License Agreement dated December 11, 1998 on a quarterly basis, such that LICENSOR can project LICENSOR's future revenues from PRODUCTS hereunder and report such projected revenues as LICENSOR reasonably deems necessary.

         13. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining part or provisions shall not be affected by such holdings.

         14. This Agreement shall be construed, interpreted and applied in accordance with and governed by the laws of the State of New Jersey, United States of America.

         IN WITNESS WHEREOF, LICENSOR and BD have caused this Agreement to be duly executed in duplicate originals as of the date first hereinabove written.

The Med-Design Corporation                         Becton, Dickinson and Company

By: ______________________________________         By: _________________________
    James Donegan                                      Gary M. Cohen
      President                                        President, BD Medical
                                                        Systems

Date: ____________________________________         Date: _______________________


ATTEST


By: ______________________________________
    Joseph N. Bongiovanni, III


Date: ____________________________________

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   APPENDIX A
                                   ----------

                        U.S. PENDING PATENT APPLICATIONS
                        --------------------------------


                      Serial No.             Country            Filing Date
                      ----------             -------            -----------
                      08/692,895               US               06/20/96
                      08/761,088               US               12/05/96
                      08/847,544               US               04/23/97
                      08/922,905               US               09/03/97
                      09/070,839               US               04/30/98
                      09/139,540               US               08/26/98
                      60/065,347               US               11/12/97
                      60/065,348               US               11/12/97
                      60/064,243               US               11/04/97
                      60/073,749               US               02/05/98
                      06/078,233               US               03/17/98
                      60/081,135               US               04/09/98
                      60/084,814               US               05/08/98
                      60/094,801               US               07/31/98
                      60/098,280               US               08/28/98

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                             ----------------------

                               U.S. ISSUED PATENTS
                               -------------------

Patent No.
----------
4,838,869
4,927,414
4,994,034
5,188,599
5,407,431
5,685,863
5,788,677
5,800,395

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                             ----------------------

                            PENDING PCT APPLICATIONS
                            ------------------------


Application No.                      Filing Date
---------------                      -----------
PCT/US97/15457                       09/03/97
PCT/US97/22156                       12/05/97
PCT/US97/22376                       12/05/97
(not yet assigned)                   08/27/98

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                             ----------------------

            FOREIGN PATENTS AND APPLICATIONS BASED ON PCT APPLICATION
            ---------------------------------------------------------


Based on PCT Application No. PCT/US90/06462
      Issued Patents:
              Australia Patent No. 656887
              Bulgaria Patent No. 61026
              European Patent No. 568,525
                   Designating: Austria, Belgium, Switzerland, Germany, Denmark,
                                Spain, France, United Kingdom, Greece, Italy, Netherlands, Sweden
              Hungary Patent No. 213,600
              Japan Patent No. 1924156
              Romania Patent No. 109160

      Pending Patent Applications:
              Brazil Patent Application No. 9008048
              Canada Patent Application No. 2,096,026
              European Patent Application No. 96114810.3 (Divisional)
                   Designating: Austria, Belgium, Switzerland, Germany, Denmark,
                                Spain, France, United Kingdom, Greece, Italy, Netherlands, Sweden
              Federation of Russia Patent Application No. 93043609
              Finland Patent Application No. 932069
              Norway Patent Application No. P931662
              Ukraine Patent Application No. 93004375

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                             ----------------------

            FOREIGN PATENTS AND APPLICATIONS BASED ON PCT APPLICATION
            ---------------------------------------------------------

Based on PCT Application No. PCT/US95/04501
      Pending Applications:
            Canada Patent Application No. 2,216,448
            China Patent Application No. 95197813.6
            European Patent Application No. 95916338.7
                  Designating: Austria, Belgium, Switzerland, Germany, Denmark,
                               Spain, France, United Kingdom, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Sweden
            Japan Patent Application No. 8-531673
            Mexico Patent Application No. 97-8000
            Singapore Patent Application No. 9705696-4

Based on PCT Application No. PCT/US96/13649
      Pending Applications:
            Canada Application No. 2,229,940
            China Application No. 96197518.0
            European Application No. 9692025.3
                  Designating: Austria, Belgium, Switzerland, Germany, Denmark,
                               Spain, France, United Kingdom, Greece, Italy, Netherlands, Sweden
            Japan Patent Application No. 9-510463
            Mexico Application No. 981419
            Singapore Application No. 9802000-1

** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                             ----------------------

                        FOREIGN PATENTS AND APPLICATIONS


Non-PCT Foreign Issued Patents
------------------------------
Taiwan Patent No. NI-080032
Taiwan Patent No. NI-091703
Taiwan Patent No. NI-092939

Non-PCT Foreign Patent Applications
-----------------------------------
Indonesia Patent Application No. P-962739 filed 9/27/96